UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 28, 2008

Xplore Technologies Corp.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-52697 (Commission File No.)	26-0563295 (I.R.S. Employer Identification No.)

14000 Summit Drive, Suite 900
Austin, Texas 78728
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(512) 336-7797

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    Entry into a Material Definitive Agreement

On March 28, 2008, a wholly owned subsidiary of Xplore Technologies Corp. (the “Company”), entered into the fourth amendment (the “Fourth Amendment”) to the Loan and Security Agreement dated as of September 15, 2005, as amended, by and between Xplore Technologies Corporation of America (the “Borrower”) and Silicon Valley Bank (the “Loan and Security Agreement”).

The Fourth Amendment extended the Maturity Date of borrowings under the Loan and Security Agreement until March 30, 2009, provided, however, that if on March 30, 2009 the Borrower has Remaining Months Liquidity of at least 9 months, the Maturity Date will be automatically extended to March 30, 2010.  Pursuant to the Fourth Amendment, “Remaining Months Liquidity” means the number of months obtained by dividing (i) Borrower’s unrestricted cash held at SVB plus the lesser of (a) the maximum credit limit or (b) the borrowing base, minus in either case, the outstanding amount of any loans made under the Loan and Security Agreement by (ii) Borrower’s monthly EBDA loss based on the average EBDA loss for the prior three months.  Pursuant to the Fourth Amendment, “EBDA” means earnings before depreciation and amortization, excluding any non-cash expenses related to stock compensation activities and gains from the Xpad sale, with all such terms being determined in accordance with GAAP.  The Fourth Amendment also requires the Borrower to receive at least $2,000,000 of subordinated debt proceeds no later than May 30, 2008.

The Company is a guarantor under the Loan and Security Agreement.

The Fourth Amendment and the Amendment and Reaffirmation of Guaranty are filed herewith as Exhibits 10.1 and 10.2.  The foregoing description of the Fourth Amendment is qualified in its entirety by reference to the full text of such document, which is incorporated by reference herein.

ITEM 9.01    Financial Statements and Exhibits

(d)           Exhibits

Exhibit 10.1	Fourth Amendment.

Exhibit 10.2	Amendment and Reaffirmation of Guaranty.

Exhibit 99.1	Press Release dated April 2, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 3, 2008	Xplore Technologies Corp. (Registrant)
	By:	/s/ Michael J. Rapisand
Michael J. Rapisand Chief Financial Officer

EXHIBIT INDEX

Exhibit 10.1	Fourth Amendment.

Exhibit 10.2	Amendment and Reaffirmation of Guaranty.

Exhibit 99.1	Press Release dated April 2, 2008.